Exhibit 10.12

U.K. EMPLOYEES

TELLURIAN INC.

OPTION AGREEMENT

PURSUANT TO THE

TELLURIAN INC.

2016 OMNIBUS INCENTIVE COMPENSATION PLAN

This OPTION AGREEMENT (“Agreement”) is effective as of [INSERT MONTH]_, 2017 (the “Grant Date”), between Tellurian Inc., a Delaware corporation (the “Company”), and [INSERT NAME] (the “Participant”).

Terms and Conditions

The Participant is hereby granted, as an eligible Employee of the Company or a Subsidiary, as of the Grant Date, pursuant to the Tellurian Inc. 2016 Omnibus Incentive Compensation Plan, as it may be amended from time to time (the “Plan”), the right to acquire the number of shares of the Company’s Common Stock set forth in Section 1 below on the date and on the terms set out below. Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan and the prospectus with regard to the shares under an effective registration on Form S-8 have been delivered or made available to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and the prospectus and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1. Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, effective as of the Grant Date, the Company hereby awards to the Participant the right to acquire [                    ] shares of its Common Stock (the “Shares”) subject to the following terms of this Agreement (the “Option”). Such right to acquire the Shares is subject to certain restrictions set forth in Section 2 hereof, which restrictions shall lapse at the times provided under Section 2 hereof at which time the Option will become automatically exercised and the Participant can acquire the Shares. For the period during which such restrictions are in effect, the Option cannot be exercised. The right to acquire the Shares, in the sole discretion of the Plan Administrator, shall be evidenced by a certificate or be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant and such certificate or book entry (as applicable) shall be noted appropriately to record the restrictions on acquiring the Shares imposed hereby. The price payable on exercise of the Option shall be USD1 (one US dollar).

2. Rights While Option Outstanding.

(a) Rights as an Optionholder. The Participant shall have no rights as a stockholder with respect to the Shares unless and until the Shares are acquired by the Participant.

(b) Dividend Payment. In the event that the Option is exercised and the Participant acquires the Shares hereunder, the Participant shall be entitled to a payment (the “Dividend Payment”) of an amount equal to the dividends, if any, that would have been paid in respect of the Shares in the period between the Grant Date and the date that the Participant acquires the Shares had the Shares been in issue throughout that period and the Dividend Payment shall not accrue interest. Such Dividend Payment shall be paid to the Participant on or around the date that the Participant acquires the Shares.

(c) Exercise. Subject to Section 2(d) below, the Option shall be automatically exercised as, and only as, follows (and there shall be no proportionate or partial exercise in the periods prior to the applicable exercise date(s) and all exercise shall occur only on the applicable exercise date(s)):

(i) FID. The Option shall be exercised upon the affirmative final investment decision by the Board with respect to the Driftwood LNG project (“FID”); provided, however, that the Participant has not experienced a Termination of Service prior to the exercise date.

(d) Terminations without Cause or due to Death or Disability. In the event the Participant is terminated by the Company without Cause, or due to his death or Disability, the Option shall remain open and continue to be exercisable on the FID as if the Participant had not experienced a Termination of Service; provided, however, that the Plan Administrator will have the ability, in its sole discretion, to accelerate the exercise of the Option even if the FID has not yet occurred. Notwithstanding anything contained in the Plan, for purposes of this Agreement, “Cause” shall mean a Termination of Service with the Participant’s Employer under any of the following circumstances: (i) the indictment for, the conviction of, or the pleading of guilty or nolo contendere to, any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) the Participant’s gross negligence with regard to the Company or any Subsidiary in respect of the Participant’s duties for the Company or any Subsidiary; (iii) the Participant’s willful misconduct having or, which in the good faith discretion of the Board could have, an adverse impact on the Company or any Subsidiary economically or reputation wise; (iv) the Participant’s material breach of this Agreement, any employment or consulting agreement entered into with the Company or any Subsidiary or material breach of any code of conduct or ethics or any other policy of the Company, which breach (if curable in the good faith discretion of the Board) has remained uncured for a period of ten (10) days following the Company’s delivery of written notice to the Participant specifying the manner in which the agreement or policy has been materially breached; or (v) the Participant’s failure to perform his or her reasonably assigned duties to the Company or Subsidiary, including by reason of the Participant’s habitual absenteeism or due to the Participant’s insubordination (other than such failure resulting from the Participant’s incapacity due to physical or mental illness), which failure has continued for a period of at least ten (10) days following the Company’s delivery of written notice to the Participant specifying the manner in which the Company believes the Participant has not performed his or her duties.

(e) Terminations for all other Reasons. In the event the Participant experiences a Termination of Service for any reason other than those set forth in Section 2(d), the Participant shall forfeit to the Company, without compensation, the Option to the extent that it is unexercised and cannot be exercised in accordance with Section 2(c) immediately upon the Participant’s Termination of Service.

(f) Certificates. If, after the Grant Date, certificates are issued with respect to the Option, such issuance and delivery of certificates shall be made in accordance with the applicable terms of the Plan.

3. Delivery Delay. The delivery of any certificate representing the Option or the Shares acquired on exercise of the Option may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal, state or provincial securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Option or certificate shall constitute a violation by the Participant or the Company of any provisions of any applicable foreign, federal, state or provincial law or of any regulations of any governmental authority or any national securities exchange. If the Participant is currently a resident or is likely to become a resident in the United Kingdom at any time during the period that the Option is unexercised, the Participant acknowledges and understands that the Company intends to meet its delivery obligations under the Option to the extent that it is exercised in Common Stock, except as may be prohibited by law or described in this Agreement or supplementary materials.

4. Certain Legal Restrictions. The Plan, this Agreement, the granting and exercise of the Option, the issue to or acquisition by the Participant of any Shares, and any obligations of the Company under the Plan and this Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed.

5. Change of Control. The provisions in the Plan regarding Change of Control shall apply to the Option.

6. Taxes.

(a) Withholding of Taxes. The Company and/or the Participant’s employer (the “Employer”) if different shall have the right to deduct from any payment to be made pursuant to this Agreement and the Plan, or to otherwise require, prior to the issuance, delivery or acquisition of any shares of Common Stock or payment of the Dividend Payment, payment by the Participant (to the Company or as the Company directs) of, any federal, state or local taxes required by law to be withheld, whether by the Company, the Employer or another person.

(b) Unless otherwise agreed to in writing by the Participant and the Company, or pursuant to the establishment by the Plan Administrator of an alternate procedure, (i) if the Participant is an “officer” under Section 16 of the Exchange Act at the time of exercise, required withholding will be implemented through a net settlement of shares or (ii) if the Participant is not an “officer” under Section 16 of the Exchange Act at the time of exercise, required withholding will be required to be implemented through the Participant executing a “sell to cover” transaction through a broker designated or approved by the Company with, in each case, the amount required to satisfy any amounts of tax referred to in paragraph 6(a) (including under PAYE and/or in respect of national insurance contributions) being paid to the Employer in order for the Participant to “make good” the tax due.

7. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Plan Administrator and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that any provision of this Agreement conflicts or is inconsistent with the terms set forth in the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

8. Restrictions on Transfer. The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of any rights under the Option or the Shares, except as permitted in the Plan or Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

9. Recoupment Policy. The Participant acknowledges and agrees that the Shares and the Dividend Payment shall be subject to the terms and provisions of any “clawback” or recoupment policy that may be adopted by the Company from time to time or as may be required by any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules and regulations thereunder).

10. No Right to Employment or Consultancy Service. This Agreement is not an agreement of employment or to provide consultancy services. None of this Agreement, the Plan or the grant of the Option hereunder shall (a) guarantee that the Company will employ or retain the Participant as an employee or consultant for any specific time period or (b) modify or limit in any respect the Company’s right to terminate or modify the Participant’s employment, consultancy arrangement or compensation. Moreover, this Agreement is not intended to and does not amend any existing employment or consulting contract between the Participant and the Company or any of its Affiliates.

11. Section 409A. Section 20.2 of the Plan with regard to Code Section 409A shall apply to this Award Agreement.

12. Notices. Any notice or communication given hereunder shall be in writing or by electronic means and, if in writing, shall be deemed to have been duly given: (i) when delivered in person or by electronic means; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the following address (or such other address as the party shall from time to time specify): (i) if to the Company, to Tellurian Inc. at its then current headquarters; and (ii) if to the Participant, to the address on file with the Company.

13. Mode of Communications. The Participant agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or any of its Affiliates may deliver in connection with this grant of Restricted Stock and any other grants offered by the Company, including, without limitation, prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. The Participant further agrees that electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or the online brokerage account system.

14. Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflict of laws which would result in the application of the laws of any other jurisdiction.

15. Successors. The Company will require any successors or assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The terms of this Agreement and all of the rights of the parties hereunder will be binding upon, inure to the benefit of, and be enforceable by, the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

16. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT

TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

17. Construction. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement. Wherever any words are used in this Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. As used herein, (i) “or” shall mean “and/or” and (ii) “including” or “include” shall mean “including, without limitation.” Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

18. Severability of Provisions. If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement, and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

19. No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

20. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

21. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

TELLURIAN INC.

By:

Name:
Title:

PARTICIPANT

By:

Name:	[INSERT NAME]

[Signature Page to Restricted Stock Agreement]